UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2011, CONSOL Energy Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) in Pittsburgh, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of directors to hold office for a one-year term expiring at the annual meeting in 2012 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes

J. Brett Harvey	182,021,980	8,721,304	10,696,800
John Whitmire	170,489,834	20,253,450	10,696,880
Philip W. Baxter	161,652,012	29,091,272	10,696,880
James E. Altmeyer, Sr.	169,682,722	21,060,562	10,696,880
William E. Davis	188,544,685	2,198,599	10,696,880
Raj K. Gupta	188,509,478	2,233,806	10,696,880
Patricia A. Hammick	188,244,008	2,499,276	10,696,880
David C. Hardesty, Jr.	188,538,667	2,204,617	10,696,880
John T. Mills	161,992,390	28,750,894	10,696,880
William P. Powell	161,871,375	28,871,909	10,696,880
Joseph T. Williams	161,838,270	28,905,014	10,696,880

There were no abstentions on this matter.

Proposal 2: The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.

For:	200,951,356
Against:	232,981
Abstained:	255,827
Broker Non-Votes:	0

Proposal 3: The advisory vote to approve executive compensation.

For:	105,292,021
Against:	83,141,498
Abstained:	2,309,765
Broker Non-Votes:	10,696,880

Proposal 4: The advisory vote on the frequency of future advisory votes to approve executive compensation.

1 Year	128,549,106
2 Years	21,360,377
3 Years	38,854,955
Abstained:	1,978,346
Broker Non-Votes:	10,697,380

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson,
Senior Vice President and General Counsel

Dated: May 6, 2011